Exhibit 10.7

WAIVER AND WARRANT ASSUMPTION AGREEMENT

This WAIVER AND WARRANT ASSUMPTION AGREEMENT (“Agreement”) is entered into as of March 27, 2023, (“Effective Date”) by and between Near Intelligence, Inc., a Delaware corporation (the “Company”), and each of the Blue Torch investment funds set forth on Schedule I hereto (each, a “Holder”).

Recitals

WHEREAS, each Holder is a party to an warrant certificate dated as of November 4, 2022 (as set forth on Schedule I hereto) (each such warrant certificate, a “Warrant,” and collectively, the “Warrants”), pursuant to which, such Holder is entitled to purchase such number of shares of the common stock of Near Intelligence Holdings Inc. (“Near Holdings”) as is set forth opposite such Holder’s name on Schedule I hereto under the column labeled “Initial Warrant Shares,” in each case at an exercise price of $0.001 per share;

WHEREAS, Near Holdings has entered into that certain Agreement and Plan of Merger, dated as of May 18, 2022 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among the Company, Near Holdings and the other parties thereto;

WHEREAS, pursuant to the Merger Agreement and the transactions contemplated thereby, each outstanding warrant of Near Holdings shall be assumed by the Company, which assumed warrants shall be exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share, in each case after giving effect to the conversion ratio of 107.66046;

WHEREAS, the Company and the Holders desire to memorialize the terms under which the Warrants have been assumed by the Company and the continuing rights of each of the Holders under the Warrants; and

WHEREAS, each Holder has agreed to waive its respective rights pursuant to Section 1.5(b) of the Warrants in connection with the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

Agreement

1. Adjusted Warrant Terms. Each Holder acknowledges and agrees that in connection with the Company’s assumption of the Warrants, the number of shares initially issuable upon exercise of the such Holder’s respective Warrant was adjusted by multiplying such number of shares by the conversion ratio of 107.66046, such that each Warrant is now exercisable for the number of shares of the Company’s Class A common stock, $0.0001 par value (the “Common Stock”) as set forth opposite each Holder’s name on Schedule I hereto under the column labeled “Adjusted Warrant Shares,” in each case, at an exercise price of $0.001 per share of Common Stock.

2. Waiver. Subject to the terms and conditions of this Agreement and solely with respect to the consummation of the transactions contemplated by the Merger Agreement, each Holder agrees to waive its rights pursuant to Section 1.5(b) of its respective Warrant concerning the treatment of such Warrant in connection with an Acquisition (as defined in the Warrant); provided that nothing in this Agreement shall constitute a waiver or release of the rights of any Holder under Section 1.5(b) of the Warrant with respect to any future Acquisition (as defined in the Warrant).

3. Affirmation of Obligations.

a. The Company hereby confirms to the Holders that the Company has fully assumed Near Holdings’ rights and obligations under the Warrants as set forth herein and agrees to faithfully perform, satisfy and discharge when due, such obligations, including the obligations to issue shares of Common Stock upon the exercise of the Warrants as set forth herein. Each Holder acknowledges and consents to the Company’s assumption of such obligations and agrees to look only to the Company and not to Near Holdings for performance of any term of such Holder’s respective Warrant.

b. The Company and each Holder acknowledges and agrees that, subject to the terms of this Agreement, each Warrant shall continue in full force and effect and that all of Near Holdings’ obligations under each Warrant shall be valid and enforceable against the Company as of the Effective Date and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Holder and the Company agree that in the event of any conflict between this Agreement and any Warrant, the terms of this Agreement shall control and such Warrant shall be deemed amended to the extent necessary to harmonize with this Agreement.

c. As of the Effective Date of this Agreement, the rights and obligations arising out the Warrants shall be governed by the Laws of Delaware. The parties hereby waive any objection to the jurisdiction provision governing the terms of the Warrants and this Agreement.

d. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrants, or any other document or instrument delivered pursuant to or in connection with it.

4. Miscellaneous.

a. Governing Law and Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

b. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

c. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Agreement, provisions of the Warrants which are not inconsistent with this Agreement shall remain in full force and effect.

d. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

e. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

f. Amendment. This Agreement may not be amended, except by an instrument in writing signed by each party hereto.

[Signature Page Follows]

BLUE TORCH CREDIT OPPORTUNITIES FUND II LP

By: BLUE TORCH CREDIT OPPORTUNITIES GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND II LP

By: BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH CREDIT OPPORTUNITIES SC MASTER FUND LP

By: BLUE TORCH CREDIT OPPORTUNITIES SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP

By: BLUE TORCH CREDIT OPPORTUNITIES SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP

By: BLUE TORCH CREDIT OPPORTUNITIES KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP

By: BLUE TORCH CREDIT OPPORTUNITIES GP III LLC, its general partner

By: KPG BTC Management LLC, its sole member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND III LP

By: BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES GP III LLC, its general partner

By: KPG BTC Management LLC, its managing member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

BLUE TORCH CREDIT OPPORTUNITIES UNLEVERED FUND III LP

By: BLUE TORCH CREDIT OPPORTUNITIES GP III LLC, its general partner

By: KPG BTC Management LLC, its managing member

/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorized Signer

NEAR INTELLIGENCE, INC.

/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

Schedule I

Holder		Initial Warrant Shares	Adjusted Warrant Shares
1.	Blue Torch Credit Opportunities Fund II LP	2,008	216,182
2.	Blue Torch Offshore Credit Opportunities Master Fund II LP	1,867	201,002
3.	Blue Torch Credit Opportunities SC Master Fund LP	822	88,496
4.	Blue Torch Credit Opportunities SBAF Fund LP	1,438	154,815
5.	Blue Torch Credit Opportunities KRS Fund LP	623	67,072
6.	Blue Torch Credit Opportunities Fund III LP1	1,563	168,273
7.	Blue Torch Offshore Credit Opportunities Master Fund III LP	1,117	120,256
8.	Blue Torch Credit Opportunities Unlevered Fund III LP1	222	23,900

[1]	In each case, after giving effect to the transfer of 222 warrants to Blue Torch Credit Opportunities Unlevered Fund III LP by Blue Torch Credit Opportunities Fund III LP, as evidenced by the Notice of Transfer dated March 13, 2023, duly executed by Blue Torch Credit Opportunities Fund III LP and delivered to Near Intelligence Holdings Inc.